UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 21, 2012

ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	1-12613	62-0342590

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 21, 2012, Rock-Tenn Company (“RockTenn”) increased the borrowing capacity under its committed receivables securitization financing facility (the “Receivables Facility”) to a total amount of up to $700 million. The Receivables Facility has been amended also to reduce certain restrictions on what constitutes eligible receivables under the facility, to tighten the delinquency, default and dilution ratios for purposes of triggering an amortization event and to lower borrowing costs under the facility.  In addition, the maturity date of the Receivables Facility has been extended until December 18, 2015. Proceeds borrowed under the Receivables Facility by Rock-Tenn Financial, Inc. (“RTFI”), a wholly-owned subsidiary of RockTenn, are used to purchase receivables from certain RockTenn subsidiaries (the “Originators”). Proceeds received from the sale of the receivables by the Originators are used for funding operations, the repayment of existing indebtedness, and related costs and expenses.

The Receivables Facility also contains certain customary amortization events, including events relating to non-payment, breach of representations, warranties or covenants, default on other material debt, bankruptcy and insolvency events, performance criteria of the receivables, invalidity or impairment of facility documentation, change of control and customary ERISA defaults.

RTFI was organized for the sole purpose of buying receivables and pledging interests in those receivables to third-party financial institutions. Although consolidated in accordance with GAAP, RTFI is a separate legal entity from RockTenn and the Originators that sell the receivables to RTFI.   RTFI is designed to be a special purpose, bankruptcy-remote entity whose assets are available solely to satisfy the claims of its creditors under the facility.

More details about the Receivables Facility can be found by reference to the full text of the Fifth Amended and Restated Credit and Security Agreement, a copy of which is filed as Exhibit 10.1 hereto, the full text of the Fourth Amended and Restated Receivables Sale Agreement, a copy of which is filed as Exhibit 10.2 hereto, and the full text of the Fourth Amended and Restated Performance Undertaking, a copy of which is filed as Exhibit 10.3.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Fifth Amended and Restated Credit and Security Agreement, dated December 21, 2012, among Rock-Tenn Financial, Inc., as Borrower, Rock-Tenn Converting Company, as Servicer, The Lenders and Co-Agents from time to time party thereto, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and as Funding Agent.

10.2
Fourth Amended and Restated Receivables Sale Agreement, dated December 21, 2012,  among Rock-Tenn Company,  as Parent, Rock-Tenn Company of Texas, Rock-Tenn Converting Company, Rock-Tenn Mill Company, LLC, RockTenn – Southern Container, LLC, PCPC, Inc., Waldorf Corporation, RockTenn CP, LLC, and RockTenn – Solvay, LLC,  as Originators and Rock-Tenn Financial, Inc., as Buyer

10.3	Fourth Amended and Restated Performance Undertaking, dated December 21, 2012, by Rock-Tenn Company in favor of Rock-Tenn Financial, Inc., as Buyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012
ROCK-TENN COMPANY

By	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary